Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Agreement”) is made and entered into effective the 2nd day of August, 2007, by and between M.D.C. HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 4350 South Monaco Street, Suite 500, Denver, CO 80237 (“Company”), RICHMOND AMERICAN HOMES OF COLORADO, INC., a corporation organized and existing under the laws of the State of Delaware with an address of c/o Paris G. Reece, III, 4350 South Monaco Street, Suite 500, Denver, CO 80237 (“Lessor”), and Larry A. Mizel, an individual, with an address of 4350 South Monaco Street, Suite 500, Denver, CO 80237 (“Lessee”).

WITNESSETH, that

WHEREAS, M.D.C. Holdings, Inc. (“Company”) is the owner of the aircraft as further described in Exhibit A attached hereto (the “Aircraft”);

WHEREAS, Lessor leases the Aircraft from the Company;

WHEREAS, Lessor desires to more efficiently utilize the Aircraft when they are not required by Lessor in the conduct of its business;

WHEREAS, The board of directors of the Company has by formal resolutions determined that for the safety, security, convenience, comfort and efficiency of the Chief Executive Officer of the Company, it is in the best interests of the Company for its Chief Executive Officer to utilize the Aircraft for non-Company business purposes, as well as Company business, when the Aircraft are not being utilized in the ordinary course of its business;

WHEREAS, Lessor desires to lease said Aircraft to Lessee and Lessee desires to lease said Aircraft from Lessor pursuant to Section 91.501(c)(1) of the Federal Aviation Regulations (the “FARs”); and

WHEREAS, the Company consents to this Agreement providing its existing lease with the Lessor is not affected or impaired in any respect.

NOW THEREFORE, Lessor and Lessee declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1. Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations on a non-exclusive basis commencing on the first date set forth hereinabove and continuing unless and until terminated. Either party may terminate this Agreement by giving thirty (30) days written notice to the other party.

2. Lessee shall pay Lessor for each flight conducted under this Agreement an amount equal to the maximum actual expenses incurred for each specific flight as permitted and authorized by FAR Part 91.501(d), including the expense of any “deadhead” flights flown for the benefit of Lessee (the “Incremental Expenses”).

The Incremental Expenses permitted and authorized by FAR Part 91.501(d) are:

(a)	Fuel, oil, lubricants and other additives.

(b)	Travel expenses of the crew, including food, lodging and ground transportation.

(c)	Hangar and tie down costs away from the Aircraft’s base of operations.

(d)	Insurance obtained for the specific flight.

(e)	Landing fees, airport taxes and similar assessments.

(f)	Customs, foreign permit, and similar fees directly related to the flight.

(g)	In flight food and beverages.

(h)	Passenger ground transportation.

(i)	Flight planning and weather contract services.

(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3. Lessor shall pay the Incremental Expenses related to the operation of the Aircraft pursuant to this Agreement monthly, as incurred. The Company shall provide the Lessee with an invoice on or before the fifteenth (15th) day of each month following a flight under this Agreement. Lessee shall pay the invoice on or before ten (10) days of receipt. Lessee shall include with each payment any federal transportation excise tax due with respect to such payment, and Lessor shall be responsible for collecting, reporting and remitting such excise tax to the U.S. Internal Revenue Service.

4. Lessor shall be responsible for all expenses related to the ownership, maintenance and operation of the Aircraft and shall provide Lessee with a qualified flight crew for each flight undertaken under this Agreement.

5. Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

6. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the pilot in command, in his sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot in command is necessitated by considerations of safety. The parties agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew members pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

7. Lessor will provide such additional insurance coverage as Lessee shall request or require; provided, however, that the cost of such additional insurance shall be borne by Lessee as set forth in paragraph 2(d) hereof.

8. Lessee warrants that:

(a)	It will use the Aircraft for and on account of its own business only and will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire; and

(b)	During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to its operation and use of the Aircraft by a time sharing Lessee.

9. This Agreement is expressly subordinate to the Aircraft Lease Agreement between the Company and Lessor dated July 26, 2007 regarding the Aircraft (the “Master Lease”). To the extent there may be any conflict with the rights, duties or obligations of the parties to the Master Lease, or any inconsistency or conflict with any of the terms or conditions contained in the Master Lease with this Agreement, the Master Lease shall govern and supersede this Agreement.

10. Neither this Agreement nor either party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

11. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

13. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FEDERAL AVIATION REGULATIONS.

(A) LESSOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT OR IF NEW SINCE ITS DATE OF MANUFACTURE IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B) LESSOR AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE LESSOR OF THE AIRCRAFT.

(C) LESSOR CERTIFIES THAT LESSOR, AND NOT LESSEE, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE TERM HEREOF. LESSOR FURTHER

CERTIFIES THAT LESSOR UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(D) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FLIGHT STANDARDS DISTRICT OFFICE. LESSOR FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FLIGHT STANDARDS TECHNICAL DIVISION, P. O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).

IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year set forth below, effective as of the day and year first above written. The persons signing below warrant their authority to sign.

Lessor:	RICHMOND AMERICAN HOMES OF COLORADO, INC.	Lessee:

By:	/s/ Michael Touff	/s/ Larry A. Mizel
Name:	Michael Touff	Larry A. Mizel
Title:	Vice President	Date: August 2, 2007
Date:	August 2, 2007

Company: M.D.C. HOLDINGS, INC.

By:	/s/ Paris G. Reece III
Name:	Paris G. Reece III
Title:	Executive Vice President and Chief Financial Officer
Date:	August 2, 2007

A copy of this Agreement must be carried in the Aircraft while being operated hereunder.

INSTRUCTIONS FOR COMPLIANCE WITH

TRUTH IN LEASING REQUIREMENTS

1.	Mail a copy of the agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight made under this agreement.

3.	Carry a copy of the agreement in the Aircraft at all times when the Aircraft is being operated under the agreement.

EXHIBIT A

Dassault Aviation Falcon 2000EX Aircraft, S/N 120, Registration No. N333MX, equipped with two (2) Pratt & Whitney 308-C turbofan engines, S/N CF-0265 and CF-0264.